SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ANGELICA CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Shareholder:

       It is my pleasure to invite you to Angelica’s 2003 Annual Meeting of Shareholders at 10:00 a.m. on Wednesday, May 28, 2003, at the Saint Louis Club, 14th Floor, 7701 Forsyth Boulevard, Clayton, Missouri. In addition to the formal items of business to be brought before the meeting, members of management will review Angelica’s performance and answer your questions.

       Enclosed with this proxy statement are your proxy card and the fiscal year 2003 Annual Report to Shareholders. Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card.

       Thank you for your continued support of Angelica. I look forward to seeing you on May 28, 2003.

Sincerely,

Don W. Hubble Chairman, President and Chief Executive Officer

April 23, 2003
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406

424 South Woods Mill Road
Chesterfield, MO 63017-3406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 28, 2003
Time:	10:00 a.m.
Place:	Saint Louis Club, 14th Floor 7701 Forsyth Boulevard Clayton, Missouri

Matters to be voted on:

       1. Election of three directors to serve for three-year terms.

       2. Any other matters that may be properly brought before the meeting or any adjournment thereof.

This proxy statement, proxy card and the fiscal year 2003 Annual Report to Shareholders were distributed to shareholders on or about April 23, 2003. The Board of Directors set a record date for this meeting as of the close of business on March 31, 2003.

By order of the Board of Directors,

Steven L. Frey Vice President, General Counsel and Secretary

April 23, 2003
St. Louis, Missouri

Whether or not you expect to attend the annual meeting, please date, sign and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Shareholders of record also have the option of voting by telephone or Internet, as described on the proxy card.

GENERAL INFORMATION

Why am I Receiving the Proxy Materials?

       Angelica’s Board of Directors is soliciting proxies to be voted at the 2003 Annual Meeting of Shareholders. This proxy statement summarizes information you need to know to grant a proxy or to vote at the annual meeting.

Who Can Vote?

       Shareholders of Angelica Corporation as of the close of business on March 31, 2003 are entitled to vote at the annual meeting. On March 31, 2003, 8,797,972 shares of the Company’s common stock were issued and outstanding. Each share of common stock is entitled to one vote on each matter to be considered at the meeting.

How Many Votes Do I Have?

       You may vote all of the shares of Angelica common stock that you owned at the close of business on March 31, 2003, the record date for the annual meeting. These shares include:

  Shares held directly in your name as the “shareholder of record”;

  Shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and

  Shares credited to your account in the dividend reinvestment plan and employee benefit plans and your savings plan account held in custody by the trustee, UMB Bank, N.A.

       The enclosed proxy card shows the number of shares which you are entitled to vote.

       If you receive more than one proxy card, it is an indication that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name or names and address. You may do this by contacting our transfer agent, UMB Bank, N.A. at 1-800-884-4225.

       Shareholders do not have the right to cumulate their votes for one or more of the directors standing for election. Your individual vote is confidential and will not be disclosed to third parties.

What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

       Many shareholders hold their shares through a broker, bank or other nominee in “street name” rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record

       If your shares are registered directly in your name with the transfer agent, UMB Bank, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you.

Beneficial Owner

       If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you bring with you a legal proxy from the shareholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How Do I Vote by Proxy?

       Registered shareholders may vote by telephone, Internet or mail. Telephone and Internet voting information is provided on the proxy card. A proxy control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone or Internet will help us reduce costs.

  Voting by telephone

  In the U.S. and Canada, you may call toll-free 1-800-758-6973. Telephone voting is available 24 hours a day, 7 days a week until 5:00 p.m., CDT, May 27, 2003. If you vote by telephone, you do not need to return your proxy card.

  Voting by Internet

  You may also choose to vote via the Internet at http://www.eproxyvote.com/agl. Internet voting is available 24 hours a day, 7 days a week until 5:00 p.m., CDT, May 27, 2003. If you vote via the Internet, you do not need to return your proxy card.

  Voting by mail

  If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to UMB Bank, N.A. in the postage-paid envelope provided.

       If your shares are held in street name, you will need to follow the voting instructions on the form you receive from your broker, bank or other nominee. The availability of telephone and Internet voting will depend on their voting processes.

May I Revoke My Proxy?

       You may revoke your proxy:

  by submitting another proxy by telephone, Internet or mail;
  by notifying our Corporate Secretary in writing before the meeting that you have revoked your proxy; or
  by voting by ballot at the meeting.

How Proxies Work

       The Board of Directors is asking for your proxy. By submitting your proxy to us, you authorize the persons designated as proxies by the Board to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of the nominees for director. If you return your signed proxy card but do not indicate your voting preferences, the designated proxies will vote, on your behalf, FOR each of the nominees for director. The Board of Directors recommends you vote FOR the election of all of the directors.

Required Votes

       A majority of the issued and outstanding shares entitled to vote must be represented at the meeting in person or by proxy in order to have a quorum. If a quorum is present at the meeting, then the three nominees in the class receiving the highest number of votes cast for director will be elected to serve three-year terms expiring in 2006. Because the votes to elect directors are based upon a plurality of the votes cast, votes withheld will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for a proposal because they have no discretionary voting authority and have not received instructions as to how to vote on the proposal (so-called “broker nonvotes”) are not considered as represented at the meeting for purposes of a quorum and will not affect the outcome of the vote on the election of directors.

       Proxies will be inspected and tabulated by UMB Bank, N.A., our transfer agent.

Attending the Annual Meeting

       When you vote, indicate if you plan to attend the meeting. You will need proof of ownership to be admitted to the meeting if you are a beneficial owner of common stock held by a broker, bank or other nominee. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your common stock held in street name in person, you will have to obtain a proxy in your name from the registered holder.

Solicitation of Proxies

       Proxy materials were first mailed to shareholders on or about April 23, 2003. We have hired Georgeson Shareholder to assist in the distribution of proxy materials and solicitation of votes at a cost of approximately $9,000 plus out-of-pocket expenses. We will bear the entire cost of solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy materials to the beneficial owners of common stock. Officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

Other Matters

       At the time this proxy statement was printed, we knew of no other matters to be presented or acted upon at the meeting. Under our by-laws, no business other than that stated in the meeting notice may be transacted at any meeting of shareholders unless the matter is properly delivered to our Corporate Secretary in the manner set forth under the heading “Information About Shareholder Proposals.” If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by valid proxies will be voted in accordance with the judgment of the person or persons designated as proxies on the proxy card.

ELECTION OF DIRECTORS

Structure of the Board

       Our by-laws provide for a Board of Directors that is divided into three classes. The classes have three-year terms with one class standing for election each year. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy or a new directorship created by an increase in the size of the Board serves until the next election of directors by the shareholders.

       Our Board of Directors has nominated three individuals, all of whom are currently directors, for election as directors at the meeting. Mr. David A. Abrahamson, Mr. Alan C. Henderson and Mr. Stephen M. O’Hara have each been nominated to serve in the class of directors to be elected to a three-year term expiring in 2006.

       All of our directors, with the exception of Mr. Don W. Hubble, are non-employee directors. Our Board believes that all of the non-employee directors act independently from management and do not have any relationships that would interfere with their free exercise of judgment and are eligible to serve on the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation and Organization Committee.

       The Board is not aware that any nominee named in this proxy statement will be unwilling or unable to serve as a director. If, however, a director is unable to stand for election, the Board may, by resolution, amend the by-laws to provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies which do not indicate voting preferences may be voted for the substitute nominee.

       The election of directors is based upon a plurality of the votes cast. The three persons with the highest vote totals in the class of directors to serve a three-year term expiring in 2006 will be elected in this class.

       Information concerning each of the directors standing for election or continuing in office is presented below.

Nominees For Terms Ending In 2006

Director:	DAVID A. ABRAHAMSON

Employment:	Mr. Abrahamson is a consultant to Cardinal Health, Inc., a diversified health services company. Mr. Abrahamson served as President and Chief Executive Officer of Medicine Shoppe International, Inc., a retail drug store franchiser, from May, 1990 to March 1, 2000, and as Chairman from March 1, 2000 to June 30, 2000. Mr. Abrahamson also served as Executive Vice President of Cardinal Health, Inc. from August, 1996 to April, 1999.

Committees:	Audit Committee (Chairman); Executive Committee

Age:	63

Director since:	1997

Director:	ALAN C. HENDERSON

Employment:	Mr. Henderson has been President and Chief Executive Officer of RehabCare Group, Inc., a provider of temporary healthcare staffing and of specialty rehabilitation and therapy programs in hospitals and nursing homes, since June 1, 1998. Mr. Henderson served as Executive Vice President and Chief Financial Officer of RehabCare Group, Inc. from March, 1991 until June 1, 1998, and as Secretary from June, 1991 through June, 1998.

Directorships:	Director of RehabCare Group, Inc. since June 1, 1998 and Reinsurance Group of America, Incorporated.

Committees:	Audit Committee; Compensation and Organization Committee

Age:	57

Director since:	2001

Director:	STEPHEN M. O’HARA

Employment:	Mr. O’Hara is Chief Executive Officer of Rawlings Sporting Goods Company, Inc., a seller of athletic equipment and uniforms. He was Chairman and Chief Executive Officer from November, 1998 to March 26, 2003. He served as President of Specialty Catalog Corp., a direct marketer of specialty niche products, from November, 1994 to August, 1998.

Directorships:	Chairman of Rawlings Sporting Goods Company, Inc. from November, 1998 to March 26, 2003.

Committees:	Compensation and Organization Committee (Chairman); Corporate Governance and Nominating Committee

Age:	48

Director since:	2000

To Continue In Office Until 2004

Director:	SUSAN S. ELLIOTT

Employment:	Ms. Elliott is Chairman and Chief Executive Officer of Systems Service Enterprises, Inc., an information technology solutions provider company, which she founded in 1966.

Directorships:	Chairman of Systems Service Enterprises, Inc.; director of AAA Missouri; and past Chairman of the Federal Reserve Bank of St. Louis.

Committees:	Compensation and Organization Committee; Corporate Governance and Nominating Committee

Age:	65

Director since:	1998

Director:	DON W. HUBBLE

Employment:	Mr. Hubble joined Angelica Corporation as its Chairman, President and Chief Executive Officer on January 1, 1998. Mr. Hubble was the President of National Service Industries, Inc. from 1994 to 1996, when that company manufactured lighting fixtures and commercial and custom envelopes, rented textiles and produced specialty chemicals. After his departure from National Service Industries, Inc., its lighting fixture and specialty chemical businesses were later spun-off to form Acuity Brands, Inc. Mr. Hubble also served as Chief Operating Officer of National Service Industries, Inc. from 1993 to 1996 and Executive Vice President from 1988 to 1994. From 1996 to 1997, Mr. Hubble was active in business consulting.

Directorships:	Chairman of Angelica Corporation since January 1, 1998; director of eShare Communications, Inc. (formerly “eShare Technologies, Inc.”) from 1996 to 1997; director of National Service Industries, Inc. from 1994 to 1996; and Trustee of Maryville University.

Committees:	Executive Committee (Chairman)

Age:	63

Director since:	1998

Director:	KELVIN R. WESTBROOK

Employment:	Mr. Westbrook is President and Chief Executive Officer of Millennium Digital Media, L.L.C., a broadband services company, which he co-founded in May, 1997. He was self-employed as an attorney, consultant and investor from April, 1996 to April, 1997. Mr. Westbrook also founded LEB Communications, Inc. and served as its Chairman and President from February, 1994 to March, 1996. Previously, he was a partner of the law firm of Paul, Hastings, Janofsky & Walker LLP in New York.

Directorships:	Past Chairman of LEB Communications, Inc.

Committees:	Audit Committee; Executive Committee; Corporate Governance and Nominating Committee

Age:	47

Director since:	2001

To Continue In Office Until 2005

Director:	CHARLES W. MUELLER

Employment:	Mr. Mueller is the Chairman and Chief Executive Officer of Ameren Corporation and its subsidiaries, Union Electric Company (d/b/a AmerenUE), a local electric utility, and Ameren Services Company. Mr. Mueller was named the President of Union Electric Company in 1993 and Chief Executive Officer in 1994. He was elected Chairman, President and Chief Executive Officer of Ameren Corporation upon its formation in 1997. Mr. Mueller relinquished his position as President of Ameren Corporation, Union Electric Company and Ameren Services Company in 2001. During his career at Union Electric Company, he also served as Treasurer, Vice President-Finance and Senior Vice President-Administrative Services.

Directorships:	Chairman of Ameren Corporation and director of its subsidiaries, Union Electric Company, Central Illinois Public Service Company (d/b/a AmerenCIPS), CILCORP Inc. and Central Illinois Light Company (d/b/a AmerenCILCO); and Chairman of the Federal Reserve Bank of St. Louis.

Committees:	Compensation and Organization Committee; Executive Committee; Corporate Governance and Nominating Committee (Chairman)

Age:	64

Director since:	1996

Director:	WILLIAM A. PECK, M.D.

Employment:	Dr. Peck has been Dean of the School of Medicine since 1989 and Executive Vice Chancellor for Medical Affairs, Washington University since 1993. Dr. Peck intends to retire from both positions as of June 30, 2003.

Directorships:	Director of Allied Healthcare Products, Inc.; Hologic, Inc.; Reinsurance Group of America, Incorporated; and TIAA-CREF Trust Company.

Committees:	Audit Committee; Executive Committee

Age:	69

Director since:	1996

Meetings and Committees of the Board

       Our Board of Directors meets throughout the year on a set schedule, and also holds special meetings and acts by written consent from time to time as appropriate. There are regularly scheduled sessions where the independent directors meet without management or inside directors present. These sessions are held either immediately before or following each Board meeting, and a director designated by majority vote of our independent directors presides over each such session. Board members have access to senior executive members of management to discuss particular matters for which the Board or a committee is responsible.

       In order to fulfill its responsibilities, our Board delegates to its four committees the authority to consider certain matters and report to the Board with appropriate recommendations. To enhance the effectiveness of the committees:

  All but the Executive Committee are chaired by an independent director.
  Reports of committee activities are given at each Board meeting following committee action.

       Descriptions of the principal functions of the committees, the current membership of the committees, and the number of meetings held during fiscal year 2003 are as follows:

Audit Committee

Members:	David A. Abrahamson (Chairman) Alan C. Henderson William A. Peck Kelvin R. Westbrook (all independent directors)

Number of Meetings:	Five
Functions:	In compliance with its charter, the Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and monitors compliance with our Code of Conduct and Ethics. This Committee is solely responsible for the appointment, compensation, oversight and termination of our independent public accountants and the pre-approval of audit and non-audit services.

Compensation and Organization Committee

Members:	Stephen M. O’Hara (Chairman) Susan S. Elliott Alan C. Henderson Charles W. Mueller (all independent directors)

Number of Meetings:	Five

Functions:	The Compensation and Organization Committee reviews and approves executive compensation and employee benefit plans and programs, including their establishment, modification and administration.
Executive Committee

Members:	Don W. Hubble (Chairman) David A. Abrahamson Charles W. Mueller William A. Peck Kelvin R. Westbrook (a majority of independent directors)

Number of Meetings:	None

Functions:	The Executive Committee acts on behalf of the Board whenever the Board is not in session.

Corporate Governance and Nominating Committee

Members:	Charles W. Mueller (Chairman) Susan S. Elliott Stephen M. O’Hara Kelvin R. Westbrook (all independent directors)

Number of Meetings:	Two

Function:	The Corporate Governance and Nominating Committee recommends nominees for election as director, recommends nominees for Board Committee appointment, considers nominees for director recommended by shareholders and recommends candidates for appointment as corporate officers.

        Our Board met a total of ten times during the fiscal year ended January 25, 2003. In addition to meetings of the full Board, directors attended meetings of Board Committees. All of the directors attended at least 75% of the total meetings which were held by the Board and the Committees and which each respective director was eligible to attend.

Director Compensation

       Mr. Hubble does not receive compensation for serving as director. Non-employee directors are compensated as follows:

Annual Board retainer:
Chair of Audit Committee	$18,000
Chairs of Compensation and Organization Committee and Corporate Governance and Nominating Committee	17,000
All other directors	16,000
Board attendance fee (per meeting)	1,250
Telephone Board and Committee Meeting fee (per meeting)	450
Committee attendance fee (per meeting):
Meeting Preceding Board Meeting	700
Meeting Not Preceding Board Meeting	1,000

       The annual Board retainer is paid in shares of our common stock pursuant to the Non-Employee Directors Stock Plan (described below). In addition, each non-employee director receives grants of shares of common stock and options to purchase shares of common stock each year under the Non-Employee Directors Stock Plan.

       Non-Employee Directors Stock Plan.   Under this plan, each non-employee director receives 100% of his or her annual Board retainer fee in shares of common stock based upon the fair market value of the stock on the date of the annual meeting. A portion of the shares received as the annual Board retainer fee will be forfeited if the director serves less than ten months after the annual meeting. In addition, each non-employee director receives a grant of 100 shares of common stock each year under the plan. New non-employee directors receive, upon initial election to the Board, 400 shares of common stock. Stock granted under the plan, other than shares granted as the annual Board retainer fee, is forfeitable until earned out pursuant to a schedule based upon years of participation in the plan and the director’s age at the time of entering the plan. O ptions to purchase 2,000 shares of common stock are also granted annually under the plan to each non-employee director. The option price of these shares is 100% of the fair market value of the shares on the date of the annual meeting. The options typically vest and become exercisable ratably over four to five years and will vest and become exercisable in full upon a non-employee director’s retirement.

       Deferred Compensation Option Plan for Non-Employee Directors.   Two current directors have elected to participate in the Deferred Compensation Option Plan for Non-Employee Directors. Upon election to the Board, a director may, at his or her election, defer $5,000 to $10,000 of Board meeting and Committee meeting fees annually for a period not to exceed four years. In exchange, the director is entitled to receive at retirement, a retirement benefit payment payable over 15 years following his or her retirement. The amount of the retirement benefit is a function of the amount of compensation deferred and certain actuarial factors.

CORPORATE GOVERNANCE GUIDELINES

       The Board has adopted Corporate Governance Guidelines, and the Board’s Corporate Governance and Nominating Committee is responsible for overseeing the guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The guidelines are published on the Internet at www.angelica.com.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The table below lists those persons known by us to own, directly or indirectly, five percent or more of the outstanding shares of common stock as of March 31, 2003.

Beneficial Ownership of Our Common Stock

			Investment Power		Voting Power
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Class	Shared	Sole	Shared	Sole

First Pacific Advisors, Inc.(1)	1,025,200	11.8%	1,025,200	—	374,100	—
11400 Olympic Boulevard Los Angeles, CA 90064

FMR Corp.(2)	492,300	5.7	—	492,300	—	314,900
82 Devonshire Street Boston, MA 02109

(1)	All information regarding First Pacific Advisors, Inc. is based on a Schedule 13G, dated February 11, 2003, filed with the Securities and Exchange Commission. A separate Schedule 13G, dated February 11, 2003, was also filed for FPA Capital Fund, Inc., an investment company, which has sole voting power and shared dispositive power as to 381,100 shares, which shares are included in the number of shares shown as beneficially owned by First Pacific Advisors, Inc.
(2)	All information regarding FMR Corp., a Massachusetts corporation, is based upon the Schedule 13G filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 13, 2003. Edward C. Johnson and Abigail P. Johnson, together with certain members of their family, are the predominant owners of the Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Class B shareholders of FMR Corp. have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. The following direct or indirect subsidiaries and affiliates of FMR Corp. hold shares of common stock of Angelica Corporation: Fidelity Management & Research Company beneficially owns 2.039%; Fidelity Management Trust Company beneficially owns 3.375%; Goede Capital Management, LLC beneficially owns 0.025%; and Fidelity International Limited b eneficially owns 0.218%.

STOCK OWNERSHIP OF MANAGEMENT

       The table below shows the number of shares of common stock beneficially owned as of March 31, 2003, by each director, each nominee for election as a director, each executive officer listed in the Summary Compensation Table, and all directors and executive officers as a group. As of March 31, 2003, each director and executive officer named beneficially owned less than one percent, except for Mr. Hubble who owned 2.6%. The directors and executive officers as a group owned 5.9% of the Company’s common stock. All percentages include options that are exercisable within 60 days after March 31, 2003.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Owned(1)(2)		Obtainable through Stock Option Exercise(3)	Total
David A. Abrahamson	8,233		5,600	13,833
Paul R. Anderegg	15,194		30,000	45,194
Theodore M. Armstrong	21,664	(4)	64,250	85,914
Susan S. Elliott	7,454		5,200	12,654
Steven L. Frey	3,234		22,000	25,234
Alan C. Henderson	3,286		600	3,886
Don W. Hubble	87,365	(5)(6)	147,500	234,865
Charles W. Mueller	10,290	(7)	8,600	18,890
Stephen M. O’Hara	4,557		1,300	5,857
William A. Peck	7,856		8,600	16,456
Denis R. Raab	1,065		16,500	17,565
Edward P. Ryan	17,000		24,250	41,250
Kelvin R. Westbrook	3,596		800	4,396
All executive officers and directors as a group (14 persons)	193,624		347,950	541,574

(1)	Except as otherwise indicated, each individual has sole voting and dispositive power over the shares listed beside his or her name.
(2)	Includes 900 shares for Mr. Abrahamson, 900 shares for Ms. Elliott, 600 shares for Mr. Henderson, 1,100 shares for Mr. Mueller, 600 shares for Mr. O’Hara, 1,100 shares for Dr. Peck, and 600 shares for Mr. Westbrook, all held under the Non-Employee Directors Stock Plan. With respect to these shares, the named directors have sole voting power and no current dispositive power except for 450 shares held by Ms. Elliott and 550 shares held by Dr. Peck for which they have sole voting and dispositive power.
(3)	Includes only those stock options exercisable within 60 days after March 31, 2003.
(4)	Mr. Armstrong disclaims beneficial ownership of 200 shares included above which are held by a trust for his father of which he is co-trustee.
(5)	Mr. Hubble disclaims beneficial ownership of 1,000 shares included above which are held by his wife.
(6)	Includes 22,636 restricted shares awarded to Mr. Hubble on February 5, 2003.
(7)	Mr. Mueller disclaims beneficial ownership of 10,290 shares included above which are held by his wife’s living trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based on our records and other information, we believe that all filing requirements under Section 16(c) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) applicable to our directors and executive officers were complied with on a timely basis in fiscal 2003.

INDEPENDENT PUBLIC ACCOUNTANTS

Change in Independent Public Accountants

       On April 15, 2002, we engaged Deloitte & Touche LLP to serve as our independent auditors for fiscal year 2003, replacing Arthur Andersen LLP as our independent auditors. The Board of Directors approved the decision to change independent auditors upon the recommendation of our Audit Committee.

       The audit reports of Arthur Andersen on our consolidated financial statements as of and for fiscal year 2002 and fiscal year 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

       During the fiscal years ended January 25, 2003 and January 26, 2002 or the subsequent interim period through April 15, 2002:

  there was no disagreement between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with regard to our consolidated financial statements, which disagreement, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of such disagreement in its report;
  no reportable events (as described under item 304(a)(1)(v) of Regulation S-K of the 1934 Act) have occurred; and
  we did not engage Deloitte & Touche for any auditing work or consulting on any matter or event set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K of the 1934 Act.

       We provided Arthur Andersen with a copy of those of the foregoing disclosures applicable to them prior to the filing of our current report on Form 8-K disclosing the dismissal of Arthur Andersen. We also requested that Arthur Andersen furnish us with a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen agreed with the statement made by us herein, and, if not, stating the respects in which it did not agree. We received such a letter and filed it as an exhibit to an amendment to our initial report on Form 8-K.

Our Current Independent Public Accountants

       The Audit Committee has selected Deloitte & Touche as the independent public accountants to audit our consolidated financial statements for the fiscal year ending January 31, 2004. Deloitte & Touche has served as our independent public accountants since April 15, 2002 following the dismissal of Arthur Andersen as set forth above under the heading “Change in Independent Public Accountants.” Representatives of Deloitte & Touche are expected to be present at the meeting. These representatives may make a statement if they so desire, and will be able to respond to appropriate questions by shareholders.

Audit Fees

       The fees set forth below summarize the fees paid to Arthur Andersen for services rendered prior to its dismissal and fees paid to Deloitte & Touche since its engagement. During the fiscal years ended January 25, 2003 and January 26, 2002, we paid the following fees:

	Fiscal Year Ended January 25, 2003		Fiscal Year Ended January 26, 2002
	Deloitte & Touche	Arthur Andersen	Arthur Andersen

Audit Fees	$80,000	$162,733	$162,000
Audit-Related Fees	25,850	—	20,000
Tax Fees	—	—	—
All Other Fees	—	—	20,000

Audit-related fees of $25,850 and $20,000 relate to employee benefit plan audits. All other fees of $20,000 relates to an audit of one of our IT systems.

       Our Audit Committee has not yet adopted pre-approval policies and procedures for audit and non-audit services. Therefore, none of the services disclosed above were provided pursuant to such policies and procedures.

* * *

       Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the 1934 Act, each as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report, the Compensation and Organization Committee Report on Executive Compensation and the Stock Performance Graph on page 25 shall not be incorporated by reference into any future filings.

* * *

AUDIT COMMITTEE REPORT

       The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of this charter is included in this proxy statement as Appendix A. The Committee is composed of four directors appointed by our Board of Directors. Our Board of Directors considers each member of the Committee “independent” under each of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange.

       Management is responsible for our financial statements, internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing their report. The Committee’s responsibility is to monitor and oversee these processes.

       On April 15, 2002, our Board of Directors approved the decision to change independent auditors from Arthur Andersen LLP to Deloitte & Touche LLP upon the recommendation of the Audit Committee.

       The Committee reviewed and discussed with management and Deloitte & Touche our audited consolidated financial statements for the fiscal year ended January 25, 2003. Management represented to the Committee that these financial statements were prepared in accordance with accounting principles generally accepted in the United States. Deloitte & Touche expressed its opinion to the Committee that those audited consolidated financial statements present fairly, in all material respects, our financial position at January 25, 2003 and results of operations for the year then ended. The Committee discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

       Deloitte & Touche also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Deloitte & Touche that firm’s independence. The Committee concluded that the audit and non-audit services provided by Deloitte & Touche were compatible with maintaining Deloitte & Touche’s independence as Angelica’s independent public auditors.

       Based on the Committee’s discussions with management and Deloitte & Touche, and the Committee’s review of the representation of management and the report of Deloitte & Touche to Angelica, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended January 25, 2003 filed with the Securities and Exchange Commission.

March 13, 2003	Submitted by the Audit Committee,

David A. Abrahamson, Chairman Alan C. Henderson William A. Peck Kelvin R. Westbrook

* * *

COMPENSATION AND ORGANIZATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Compensation Philosophy

       The objectives of our executive compensation programs are to motivate management to create shareholder value by making an executive’s aggregate compensation generally commensurate with that executive’s responsibilities and performance, and to attain predetermined financial and strategic objectives. Our compensation plans are established with an appropriate balance of short-term and long-term incentives so as to attract and retain top quality executives. The Compensation and Organization Committee of the Board of Directors, which consists entirely of non-employee directors, has overall responsibility to administer the executive compensation programs, policies and practices.

Factors Considered in Determining Compensation

       With the assistance of a nationally recognized executive compensation consulting firm, we developed an executive compensation program with total cash compensation consisting of both base salary and incentive compensation.

       An executive’s base salary is established within a range deemed to be competitive with other companies that are considered to be our competitors for executive talent. In setting the base salary range for executives in our operating divisions, the Committee considers compensation packages offered by companies in competitive markets, such as textile service companies and specialty retail companies.

       As there are no companies with a mix of business lines substantially similar to ours, taken as a whole, the compensation packages for those officers who have responsibilities relating to both of our business lines are compared to the compensation packages of comparable officers of companies of similar size and complexity to us. For these officers, the Committee uses a variety of sources in order to develop a median range of compensation. Those sources provide information covering many companies (that are not necessarily the same companies included in the Value Line Industrial Services peer group utilized in the Stock Performance Graph) and deal with a variety of factors such as labor force, sales or revenue, location and market. Base salary is maintained within the target range developed by the use of those various sources. Although factors such as location, experience and performance can affect where in the range total cash comp ensation falls, attempts are made to maintain total base salary at the median of the range.

Short-Term Incentive Compensation

       Short-term incentive compensation can range from 0 to 100% of an individual’s base salary. The maximum amount which can be earned varies depending on the individual’s grade level and area of responsibility. Only those individuals whose performance would have a measurable impact on shareholder value are eligible for incentive compensation. In fiscal 2003, the ranges for those eligible for incentive compensation were from 0-25% to 0-100%. The Chief Executive Officer’s range was 0-100% and all other executive officers named in the Summary Compensation Table are assigned a range of 0-80%.

       In order to earn incentive compensation, individual, as well as division and corporate goals, must be attained. Goals are established specifically to motivate the executive officers to increase earnings and shareholder value. In fiscal 2003, these goals included growth in earnings, growth in cash flow and growth in revenues in addition to individual performance goals within the participant’s area of responsibility. Corporate and division goals are set by the Chief Executive Officer with approval of the Committee. Individual goals are set by the participant’s immediate superior with the approval of the next higher level of management.

       On the basis of meeting these criteria for fiscal 2003, the Named Executive Officers received the following percentages of base salary as incentive compensation: Mr. Hubble, 90%; Mr. Armstrong, 72%; Mr. Anderegg, 64.7%; Mr. Frey, 72%; Mr. Raab, 59.4%; and Mr. Ryan, 77.2%.

Other Types of Compensation Received by Executives

       The Committee believes that executives who own our common stock will be more motivated to work toward increasing shareholder value. The Stock Bonus and Incentive Plan allows the executive to elect to receive up to one-half of his or her annual incentive award in shares of our common stock and provides a match by us of 50% of the amount elected, also payable in common stock, as incentive to own common stock. The plan requires that the common stock purchased be retained for three years after the election and that the shares subject to our match are subject to forfeiture for five years in the event that an executive’s employment terminates, thus encouraging executives to continue to work for the long-term increase in the price of our common stock.

       To further encourage executives to work toward the growth of shareholder value, the Committee has periodically awarded stock options to various executives under our 1994 and 1999 Performance Plans. This gives executives the opportunity to buy our common stock at option prices which, at the time of exercise, may be below the then-current market value. The option price is the fair market value on the date of grant. Options become exercisable ratably over three to five years, provided the executive remains employed. The grant of stock options is strictly discretionary; however, the executive’s performance and grade level, as well as total grants outstanding, are considered in determining the amount of option grants. The amount an executive may realize from the option grants depends on the market price of the common stock at the time that the underlying stock is sold by the executive. After an option becomes exercisable, the dec ision of when to exercise an option and when to sell the underlying stock, thus realizing the value, is determined by each individual executive. For fiscal 2003, the following executive officers named in the Summary Compensation Table received the following option grants: Mr. Anderegg, 10,000 shares; Mr. Frey, 8,000 shares; Mr. Raab, 6,000 shares; and Mr. Ryan, 8,000 shares.

       In fiscal 2004, we intend to modify our approach to stock-based compensation in ways that we believe will further enhance the effectiveness of the executive compensation program. Grants of restricted stock and/or stock options will have performance objectives associated with them. Failure to meet the performance objectives can result in a forfeiture of some or all of the related restricted stock grants or stock options. These changes retain the focus on increasing shareholder value present in our current program. They also add focus on key performance objectives that will contribute to shareholder value creation and accountability for attaining these goals as a prerequisite for executives sharing in the growth in shareholder value.

CEO Compensation

       In establishing the Chief Executive Officer’s annual cash compensation, the Committee seeks to be competitive with other companies of comparable size and business scope and yet base a large percentage of the total cash compensation upon performance criteria. While this may result in a fluctuation in the actual level of compensation from year to year, the Committee believes that its objective appropriately motivates the Chief Executive Officer toward clearly defined goals and maintains some certainty in the level of compensation through the non-performance-based salary portion of total compensation. The grant of options to Mr. Hubble in prior years, as well as his participation in the Stock Bonus and Incentive Plan, is in accordance with the Committee’s philosophy that the Chief Executive Officer be encouraged to maintain a significant stock ownership position in order to align his interest with those of our shareholders ..

       Mr. Hubble’s short-term incentive compensation for fiscal 2003 was set at 0 to 100% of his base salary. On the basis of meeting the performance criteria that had been established for incentive compensation for fiscal 2003, Mr. Hubble received incentive compensation equal to 90% of his base salary.

IRS Limits on Deductibility of Compensation

       Although no executive officer currently receives in excess of $1,000,000 of compensation annually, the Committee’s policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the Committee, necessary or appropriate to further goals of the executive compensation program, or otherwise is in our best interests.

       Although the foregoing describes the Committee’s current compensation policies applicable to the executive officers, the Committee reserves the right to change these policies at such time in the future and in such a manner as the Committee deems necessary or appropriate.

Submitted by the Compensation and Organization Committee, Stephen M. O’Hara, Chairman Alan C. Henderson Susan S. Elliott Charles W. Mueller

* * *

COMPENSATION COMMITTEE INTERLOCKS

       There are no Compensation Committee interlocks, and each member of the Compensation and Organization Committee listed above is an independent director.

SUMMARY COMPENSATION TABLE

       The table below summarizes the amounts paid to the Chief Executive Officer and each of the four next highest paid executive officers at the end of fiscal 2003. The table also includes Edward P. Ryan who serves as a Vice President of the Company and Executive Vice President Sales and Marketing of the Textile Services segment but who ceased to be an “executive officer,” effective August 27, 2002. Mr. Ryan would have been included in the four next highest compensated executive officers except for his cessation as an “executive officer” prior to fiscal year end.

		Annual Compensation				Long-Term Compensation
			Bonus
Name and Principal Position	Fiscal Year Ending	Salary(1)	Cash	Noncash ($)(2)(3)	Total	Restricted Stock Awards ($)(2)(3)		Securities Underlying Options (#)	All Other Compen- sation ($)(4)

Don W. Hubble	1/25/03	$434,000	$291,819	$97,273	$389,092	$48,636		—	—
Chairman, President and	1/26/02	434,000	—	—	—	—		—	$1,504
Chief Executive Officer	1/27/01	400,667	52,888	17,629	70,517	8,814		30,000	1,613

Paul R. Anderegg(5)	1/25/03	274,519	160,792	17,133	177,925	8,566		10,000	1,686
Vice President. Also	1/26/02	256,667	120,000	—	120,000	170,460	(6)	60,000	240
President, Textile Services	1/27/01	—	—	—	—	—		—	—
segment

Theodore M. Armstrong	1/25/03	208,000	119,346	29,836	149,182	14,918		—	1,860
Senior Vice President—	1/26/02	208,000	15,000	—	15,000	—		—	1,337
Finance & Administration	1/27/01	203,333	20,130	6,710	26,840	3,355		15,000	1,280
and Chief Financial Officer

Steven L. Frey	1/25/03	163,583	109,089	12,121	121,210	6,060		8,000	1,809
Vice President, General	1/26/02	154,000	15,000	—	15,000	—		3,000	1,347
Counsel & Secretary	1/27/01	148,000	39,250	6,926	46,176	3,463		15,000	1,362

Denis R. Raab	1/25/03	190,500	101,841	11,316	113,157	5,658		6,000	1,762
Vice President. Also	1/26/02	185,083	—	—	—	—		3,000	1,344
President, Life Uniform	1/27/01	178,750	35,000	—	35,000	—		15,000	2,998
segment

Edward P. Ryan	1/25/03	218,972	169,094	—	169,094	—		8,000	—
Vice President-Sales and	1/26/02	210,640	146,116	—	146,116	174,000	(7)	—	—
Marketing. Also Exec. Vice	1/27/01	213,031	50,110	—	50,110	—		15,000	—
President Sales and Marketing, Textile Services segment

(1)	Includes participant deferrals under the Retirement Savings Plan.
(2)	Includes the value of shares issued under the Stock Bonus and Incentive Plan. Participants in the Stock Bonus and Incentive Plan may elect to receive up to 50% of their incentive compensation in shares of common stock in lieu of cash. These shares cannot be sold for three years. Participants receive additional restricted shares of common stock with a fair market value equal to one-half of that portion of the incentive compensation which participants elected to take in common stock. Shares issued under the plan as additional shares become transferable in five years and are subject to forfeiture should the participant’s employment terminate prior to the expiration of five years, except in the case of death, disability, retirement after the age of 62 or, alternatively, attainment of age 55 and completion of at least ten years of employment, or certain terminations after a change of control. The number of shares of common stock issued under the plan is computed based upon the fa ir market value of the common stock on the date of issuance. The value of shares which the participant received upon deferral of incentive compensation is reported under the “Bonus - Noncash” column, while the value of additional shares is reported under the “Restricted Stock Awards” column. The following

19
Named Executive Officers received shares upon deferral for fiscal 2003, which become transferable in three years as follows: Mr. Hubble, 6,108 shares; Mr. Anderegg, 1,075 shares; Mr. Armstrong, 1,873 shares; Mr. Frey, 761 shares; and Mr. Raab, 710 shares. Participants receive any dividends paid on shares issued under the Stock Bonus and Incentive Plan. The Stock Bonus and Incentive Plan terminated on April 1, 2003 and no further shares are issuable under the plan.
(3)	At the end of the last fiscal year, the following executive officers named in the table held the following number of shares of restricted stock: Mr. Hubble, 5,210 shares with an aggregate value of $99,511; Mr. Armstrong, 2,463 shares with an aggregate value of $47,043; Mr. Anderegg, 6,000 shares with an aggregate value of $114,600; Mr. Frey, 1,093 shares with an aggregate value of $20,876; and Mr. Ryan, 5,000 shares with an aggregate value of $95,500.
(4)	Includes contributions to the Retirement Savings Plan on behalf of each of the executive officers named in the table to match calendar 2002 participant deferrals (included under “Salary”) made by each to such plan.
(5)	Mr. Anderegg was hired as Vice President of Angelica and President of the Textile Services segment on February 1, 2001.
(6)	18,000 shares of restricted stock were issued to Mr. Anderegg on February 1, 2001, pursuant to his employment agreement. One-third of the shares vested immediately on February 1, 2001 and one-third each vested on February 1, 2002 and on February 1, 2003. Mr. Anderegg is entitled to receive any dividends paid on these shares.
(7)	15,000 shares of restricted stock were issued to Mr. Ryan on April 1, 2001. One-third of the shares vested immediately on April 1, 2001 and one-third each vested on April 1, 2002 and on April 1, 2003. Mr. Ryan is entitled to receive any dividends paid on these shares. Mr. Ryan ceased to be an “executive officer” as of August 27, 2002 but remains an employee of the company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

       Each of the named executive officers identified in the Summary Compensation Table has an employment agreement. Messrs. Raab and Ryan each have a similar employment agreement with Angelica that provides for a continuation of his then-current salary for a period of one year if his employment is terminated without cause or for good reason at any time during the term of the agreement. Each of these agreements contains non-compete and non-diversion covenants that extend for one year after termination.

       Messrs. Anderegg and Frey have employment agreements that also grant them salary continuation for one year upon termination without cause or for good reason prior to a change in control transaction. If Mr. Anderegg’s or Mr. Frey’s employment with Angelica or its successor is terminated in anticipation of, or within two years following, a change in control transaction without cause or for good reason, the executive officer will receive a lump-sum severance payment equal to 1.50 times his then-current annual salary. Each of these agreements contains non-compete and non-diversion covenants that extend for one year after termination.

       Mr. Hubble has an employment agreement with a term that extends through January 31, 2005 and provides for the continuation of his compensation at his then-current salary and bonus levels through the end of the term if Angelica terminates his employment without cause at any time during the term. In addition, Mr. Hubble will be entitled to a continuation of medical and health benefits for him and his spouse through the end of the term of his employment agreement, and for an additional period of ten years thereafter, at no cost to them. All of Mr. Hubble’s unvested stock options and restricted shares under all stock-based benefit programs will also fully vest and his stock options will remain exercisable through January 31, 2006. The continuation of medical and health benefits and the vesting and extension of exercisability of all stock-based awards will also occur in the event of Mr. Hubble’s death or disability during, or his retirement at the end of, the term. Mr. Hubble’s agreement contains a non-compete covenant that extends for two years after termination.

       Mr. Armstrong has an employment agreement with Angelica that extends through February 28, 2004, with a consulting arrangement thereafter through July 31, 2004, at which time he will be age 65. Angelica and Mr. Armstrong may mutually agree to end his employment early and begin the consulting arrangement on the earlier date. The agreement provides for the continuation of Mr. Armstrong’s salary and consulting fees for the remaining term of the agreement if Angelica terminates his employment without cause during the term. In addition, Mr. Armstrong will receive the retirement benefits to which he would have otherwise been entitled if he was deemed, at termination of his employment, to have been 65 years old and to have accrued that number of years of service he would have completed had he continued to be employed by Angelica until age 65. Mr. Armstrong will also be entitled to a continuation of medical and health benefits for hi m and his spouse for ten years following termination, at no cost to them. All of Mr. Armstrong’s stock options and restricted stock awards under all stock-based benefit programs will immediately vest. The enhanced retirement benefits, the medical and health benefit continuation and the vesting of stock-based awards will also occur in the event of Mr. Armstrong’s death or disability during, or his retirement at the end of, the term. Mr. Armstrong’s agreement contains non-compete, non-diversion and non-solicitation covenants that extend for one year after termination.

       Under the terms of a special retirement agreement with Mr. Hubble, he will receive an annual retirement benefit starting at age 65 equal to $15,000 multiplied by the number of full years Mr. Hubble is employed. These benefits will be reduced by the amount of retirement benefits payable to Mr. Hubble under certain of Angelica’s other retirement benefit plans.

Trust Agreement

       A trust has been established with UMB Bank, N.A. to fund certain benefits payable following a change in control to executive officers pursuant to certain employee benefit plans. In the event of a change in control or a potential change in control that is not approved by the Board of Directors, Angelica will be required to deposit in the trust an amount equal to the difference between the maximum amount potentially payable under the covered plans to all participants and the then-current value of the trust assets. The trust can be revoked at any time prior to a change in control. The trust will terminate automatically on the third anniversary of the occurrence of the change in control. If the trust is revoked or terminated, all remaining trust assets will be returned to Angelica. If funds are deposited into a trust in connection with a potential change in control and an actual change in control does not occur within 90 days, the Bo ard of Directors may direct that the deposit will be returned by the trust to Angelica. In the event of bankruptcy or insolvency, the assets of the trust will be subject to the claims of the general creditors of Angelica.

RETIREMENT PLANS

       Under Angelica’s defined benefit pension plan, an employee earns benefits in any year equal to 0.25% of total compensation plus an additional 0.25% of that part of compensation which is in excess of one-half of the social security taxable-wage base, plus, for each year of employment in excess of 15 years, an additional 0.05% of total compensation. Reduced benefits are payable at early retirement. Estimated annual benefits under the plan payable upon normal retirement to the following executive officers are as follows: Mr. Hubble, $4,294; Mr. Anderegg, $15,004; Mr. Armstrong, $15,043; Mr. Frey, $15,272; Mr.

Raab, $15,363; and Mr. Ryan, $7,760. These figures assume that participants will remain employed until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation.

       Angelica also maintains a supplemental retirement benefit plan for a limited number of highly compensated officers and management personnel selected by the Compensation and Organization Committee. The “formula amount” of supplemental retirement benefit payable under this plan is determined by the Committee when the participant is invited to join the plan and is subject to increase at the Committee’s discretion. Additionally, the Committee may, at its discretion, reduce the formula amount or “freeze” the then-vested benefit of certain participants. A full benefit is the participant’s final average compensation multiplied by the formula amount (between 30% and 50%). A participant who has less than 30 years of service at retirement will receive a reduced amount of the otherwise fully vested formula amount, based on actual years of service. For the purposes of the supplemental plan, final average compens ation means the average compensation paid during the three most highly compensated years of the participant’s last five years of employment. Benefits are generally payable over 120 months beginning at age 65, but may extend for a period of up to 15 years. Any benefit payable under the supplemental plan will be reduced by benefits paid under the pension plan.

       Estimated annual benefits under the supplemental plan payable upon normal retirement over a ten-year period to the following executive officers are as follows: Mr. Anderegg, $85,448; Mr. Armstrong, $29,880; Mr. Frey, $29,269 and Mr. Raab, $35,792. Mr. Ryan does not participate in the plan. These figures reflect a reduction for the benefit payable under the pension plan (or predecessor plan), and assume that participants will remain employed until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation.

       Angelica also maintains a Deferred Compensation Option Plan for Selected Management Employees for a limited number of highly compensated officers and management personnel. This plan has not been offered in several years and will likely not be offered in the future. Upon invitation, a participant who is selected as eligible, may elect to defer not less than $3,000 nor more than $10,000 of compensation annually for a period not to exceed four years. In exchange, the participant is entitled to receive, at retirement, a retirement benefit payment payable over 15 years following his or her retirement. The amount of the retirement benefit is a function of the amount of compensation deferred and certain actuarial factors. Mr. Armstrong elected to participate in the plan. The annual benefits under the plan payable upon normal retirement over a 15-year period to Mr. Armstrong are $44,829.

STOCK OPTIONS

       The 1994 and 1999 Performance Plans allow grants of stock options and other rights relating to common stock. In general, whether exercising stock options is profitable depends on the relationship between the common stock’s market price and the option’s exercise price, as well as on the option holder’s investment decisions.

       The following table sets forth information concerning stock option grants made in fiscal year 2003 to the executive officers named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/sh)	Expiration Date	Grant Date Value ($)(3)

Don W. Hubble	—	—	—	—	—
Paul R. Anderegg	10,000	8.27%	$16.325	8/5/12	$36,186
Theodore M. Armstrong	—	—	—	—	—
Steven L. Frey	8,000	6.62	16.325	8/5/12	28,949
Denis R. Raab	6,000	4.96	16.325	8/5/12	21,712
Edward P. Ryan	8,000	6.62	16.325	8/5/12	28,949

(1)	All options become exercisable ratably over four years and are subject to continued employment. All options were granted under the 1999 Performance Plan. The 1999 Performance Plan provides that in the event of a “change of control” all options become immediately exercisable and shall remain exercisable until the option would otherwise expire by reason of lapse of time. The options become exercisable in four equal annual installments beginning on August 5, 2003, the anniversary date of the grants.
(2)	Based on 120,900 options granted to employees during the fiscal year.
(3)	The fair market value of each option is estimated as of the date of grant using the Black-Scholes option pricing model. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the underlying stock is sold, so that there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The Black-Scholes calculation assumed a risk-free rate of return of 3.3% based upon the ten-year treasury note rate as of grant date, a dividend yield of 4.3% based upon average annual dividend yield for the prior ten years, an exercise term of ten years, a stock price volatility of 30.7% based upon average stock price volatility for the prior ten years, and no adjustments for transferability of risk or forfeiture of the options.

       The following table sets forth information concerning the exercise of stock options during fiscal 2003 and the fiscal year-end value of outstanding stock options for the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)		Number of Securities Underlying Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable(1)

Don W. Hubble	—	$—		133,750/21,250	$285,491/219,164
Paul R. Anderegg	—	—		15,000/55,000	151,875/488,875
Theodore M. Armstrong	—	—		58,000/10,000	149,046/106,265
Steven L. Frey	—	—		15,750/20,250	125,962/147,987
Denis R. Raab	7,500	66,900	(2)	12,750/15,750	87,825/132,525
Edward P. Ryan	—	—		20,500/16,500	133,824/126,562

(1)	Based upon the average of the high/low transaction prices as reported on New York Stock Exchange Composite Tape on January 24, 2003, the last trading day prior to the fiscal year end. “In-the-money” means that the fair market value of the Angelica common stock underlying the option is greater than the option’s exercise price on the valuation date.
(2)	The value realized reflects the fair market value of the shares received on the exercise date minus the exercise price.

STOCK PERFORMANCE GRAPH

       The rules of the Securities and Exchange Commission require proxy statements to contain a performance graph comparing, over a five-year period, the performance of the common stock to the Standard & Poor’s 500 Stock Index and to either a published industry or line-of-business index or a group of peer issuers. Angelica utilizes the Value Line Industrial Services Index for this second comparison.

$250
$200
$150
$100
$50
0
100
132
145
142
117
89
80
115
163
182
149
68
45
48
62
104
1/31/98
1/31/99
1/31/00
1/31/01
1/31/02
1/31/03
Angelica Corporation
S&P 500
Value Line Industrial Services

	1/31/98	1/31/99	1/31/00	1/31/01	1/31/02	1/31/03

Angelica Corporation	$100	$68.45	$45.12	$48.02	$61.84	$103.57
S&P 500	100	132.27	144.94	141.98	117.47	88.94
Value Line Industrial Services	100	80.28	115.31	163.09	181.66	148.72

(Assumes $100 invested on January 31, 1998 and that dividends are reinvested.)

INFORMATION ABOUT SHAREHOLDER PROPOSALS

       If any shareholder wants to submit a proposal for inclusion in the proxy material for the 2004 Annual Meeting, it must be received by the Corporate Secretary by December 22, 2003. Proposals should be mailed to:

Angelica Corporation
424 South Woods Mill Road
Chesterfield, MO 63017-3406
Attention: Steven L. Frey, Corporate Secretary

       Proposals not in full conformity with the applicable rules of the Securities and Exchange Commission may be excluded from the proxy statement.

       In addition, under our by-laws, shareholder proposals, including nominations of candidates for director, which are not included in the proxy statement may be considered at the meeting if the shareholder gives timely notice of the proposal or nomination in writing to the Corporate Secretary. To be timely, a shareholder’s notice must be received by the Corporate Secretary not less than 60 days nor more than 90 days prior to the date of the meeting. However, if the notice of the meeting was mailed, or made public, less than 70 days before the date of the meeting, then shareholders may submit director nominations or other proposals to be presented at the meeting if proper notice is delivered to and received by our Corporate Secretary within 10 days after we mailed notice of the meeting or after we made the date of the meeting public. The shareholder’s notice must include:

  a brief description of each item of business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
  the name and address, as they appear on Angelica’s books, of the shareholder proposing such business;
  the number of shares of common stock which are beneficially owned by the shareholder; and
  any material interest of the shareholder in such business.

Any shareholder nomination concerning a director candidate must be accompanied by:

  the name and address of the shareholder and the number of shares of common stock owned by the shareholder; and
  a statement from the candidate indicating his or her willingness to serve if elected and disclosing principal occupations or employment of the candidate over the past five years.

REQUESTS FOR COPIES OF FORM 10-K

       A copy of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is posted on our website, www.angelica.com, and will be furnished without charge to any shareholder upon written request to:

Investor Relations
Angelica Corporation
424 South Woods Mill Road
Chesterfield, MO 63017-3406

* * *

Appendix A

ANGELICA CORPORATION

 Audit Committee of the Board of Directors

 AMENDED AND RESTATED CHARTER

I. Organization/Membership

       The Audit Committee shall be composed of not less than three Directors, each of whom is an “independent” Director. An independent Director is a member of the Board of Directors of Angelica who:

  the Board of Directors of Angelica has affirmatively determined has no material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with Angelica, either individually or as a partner, shareholder or officer of an organization or entity having such a relationship with Angelica;
  is not, and has not been for the five years prior to the date of determination, an employee of Angelica;
  is not, and has not been, affiliated with or employed by the present or former auditor of Angelica, or one of the auditors’ affiliates, unless it has been more than five years since the affiliation, employment or the auditing relationship ended;
  is not, and has not been for the five years prior to the date of determination, part of an interlocking directorship in which an executive officer of Angelica serves on the compensation committee of the company that concurrently employed the Director;
  has, and for the five years prior to the date of determination had, no immediate family members (i.e., spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone who shares the Director’s home) in any of the above categories; provided, however, that in the case of employment of one of the above-described immediate family members, the family member must have served as an officer or partner of the subject entity to impact the Director’s independence; and
  is compensated by Angelica solely with the directors’ fees that are paid by Angelica to each Audit Committee member.

       Each Director who serves on the Audit Committee shall, in the judgment of the Board of Directors, be financially literate, and at least one member shall be an “Audit Committee financial expert.” A Director shall be considered an Audit Committee financial expert if the Director:

  has an understanding of financial statements and generally accepted accounting principles;
  has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
  has experience preparing, or actively supervising others in, auditing, analyzing or evaluating financial statements with a breadth and level of complexity generally comparable to the breadth and complexity of issues that can reasonably be expected to arise in Angelica’s financial statements;
  has an understanding of internal controls and procedures for financial reporting; and
  has an understanding of the functions of the Audit Committee.

       The Board of Directors can determine that a person has acquired the above attributes through the person’s education and experience as, or experience actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor or another position with responsibility for the preparation, auditing or evaluation of financial statements.

II. Purposes and Authority

       The Audit Committee shall have the sole authority to hire and fire the independent auditors of Angelica and to approve any non-audit relationship with the independent auditors. The purpose of the Audit Committee shall be to assist the Board of Directors of Angelica in the Board’s oversight of:

  the integrity of Angelica’s financial statements;
  Angelica’s compliance with applicable legal and regulatory requirements with respect to financial reporting;
  the independent auditor’s qualifications and independence; and
  the performance of Angelica’s internal audit function and Angelica’s independent auditors.

       The Audit Committee will also prepare its report that is required by the rules and regulations of the Securities and Exchange Commission to be included in Angelica’s proxy statement for the annual meeting of shareholders. The Audit Committee will maintain free and open means of communication between the Board of Directors, the independent auditors, the internal auditors and those responsible for financial management for Angelica.

III. Responsibilities

       In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to the changing conditions and to ensure to the Board of Directors and shareholders of Angelica that the corporate accounting and reporting practices of Angelica are in accordance with all applicable requirements and are of the highest quality.

       Specifically, the Audit Committee will:

  Have regular meetings at least four times a year and special meetings as the Audit Committee may deem necessary;
  Retain and terminate, as the Audit Committee deems necessary, the independent auditors to audit the consolidated financial statements of Angelica and its subsidiaries on an annual basis and any legal, accounting and other outside advisors to advise the Audit Committee on any matter within the scope of the Audit Committee’s duties and responsibilities;
  Meet with the independent auditors and financial management of Angelica to review the scope of the proposed audit for the then-current year, the proposed audit fees and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors, and elicit the judgment of the independent auditors regarding the quality of the accounting principles applied to Angelica’s financial reporting;
  At least annually, assess the independence of the independent auditor by reviewing all relationships between the independent auditor and Angelica and obtain and review a report by the independent auditor describing the independent auditor’s internal quality-control procedures, any material issues raised in the most recent quality-control review or peer review of the independent auditor or by any inquiry or investigation of the independent auditor by a governmental or professional authority within the past five years with respect to one or more audits carried out by the independent auditor and any steps taken by the independent auditor to deal with the issues;
  Review the annual audited and quarterly financial statements with management and the independent auditors, including the disclosures in the management’s discussion and analysis section of the Form 10-K or Form 10-Q. In conjunction with such annual or quarterly review, the Audit Committee shall review:
    major issues regarding accounting principles and financial statement presentation, including any significant changes in Angelica’s selection or application of accounting principles and major issues as to the adequacy and effectiveness of internal controls and any special audit actions taken in light of major internal control deficiencies;
    analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including an analysis of the effects of alternative methods of generally accepted accounting principles on the financial statements; and
    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements;
  Discuss the type of information to be disclosed in earnings press releases, earnings guidance and other financial presentations that are to be provided to analysts, rating agencies and the general public, paying particular attention to the use of “pro forma” or “as adjusted” financial disclosures that are not determined in accordance with generally accepted accounting principles;
  Discuss Angelica’s guidelines and policies regarding risk assessment and risk management; and
  Provide the opportunity for management, the internal auditors and the independent auditors to meet separately with the Audit Committee. Among the items to be discussed at the meeting with the independent auditors should include any restrictions placed on the scope of the independent auditors’ activities and access to information and an evaluation by the internal auditors of Angelica’s financial, accounting and internal auditing personnel and the cooperation that the independent auditors received from such personnel during the course of the audit. The Audit Committee shall be informed of and may review:
    Any accounting adjustments that were noted by the independent auditors but “passed” (as immaterial or otherwise);
    Any communications between the independent audit team and the independent auditors’ national offices about auditing or accounting issues raised in the course of the audit of Angelica’s financial statements; or
    Any management letter issued by the audit firm to Angelica.
  The meeting with the internal auditors should include a review of the responsibilities, budget and staffing of Angelica’s internal audit function as well as the internal auditors’ independence and authority, reporting obligations, proposed internal audit plan for the coming year and coordination of the plan with the independent auditors. The internal auditors should also present a summary of findings for completed internal audits and progress reports on current internal audit plans, with explanations for any deviations from the plan;
  Review and approve all relationships between the independent auditors and Angelica, other than the audit of the financial statements, with a view toward ensuring the objectivity and independence of the independent auditors. In this regard, the Audit Committee will set clear hiring policies with respect to employees or former employees of the independent auditors by Angelica to ensure that there are no direct or indirect adverse effects on independence of the independent auditors due to the potentiality of future employment by Angelica of such personnel;
  Establish procedures for the receipt, retention and treatment of complaints and concerns received by Angelica regarding accounting, internal controls and auditing matters and for the confidential, anonymous submission of such complaints and concerns by employees of Angelica; and
  Submit reports of all meetings of the Audit Committee to, and discuss the matters covered at each Committee meeting with, the Board of Directors. The reports to the Board should include a review of any issues relating to the quality and integrity of Angelica’s financial statements, its compliance with legal and regulatory requirements, the performance and independence of the independent auditors and the performance of the internal audit function.

IV. Annual Review

       The Audit Committee annually will review and assess the adequacy of the Charter and the Audit Committee’s own performance under the Charter. The Audit Committee will determine whether any changes to the Charter are advisable or any corrective actions should be undertaken to correct any deficiencies or weaknesses noted in the self-evaluation. The findings of the Audit Committee, as well as any amendments to the Charter, will be presented to the Board of Directors for its approval.

* * *

       As adopted by the Board of Directors on March 27, 2001 and amended and restated on March 13, 2003.

THE ANNUAL MEETING WILL BE HELD ON MAY 28, 2003 AT THE SAINT LOUIS CLUB, 14TH FLOOR, 7701 FORSYTH BOULEVARD, CLAYTON, MISSOURI.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW, OR VOTE BY TELEPHONE OR INTERNET.

(Fold and Detach Here)

The undersigned hereby appoints Don W. Hubble and Steven L. Frey, and each of them, the proxy of the undersigned, each with power of substitution, to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Angelica Corporation to be held on May 28, 2003, and at any adjournment thereof; provided, however, that said shares shall be voted as specified on the reverse side hereof.

Unless otherwise indicated, this proxy will be voted FOR the election of all of the nominees listed.

Date:________________________________, 2003

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SIGNATURE OF SHAREHOLDER(S)

(Please sign proxy exactly as name appears hereon. Joint owners should each sign personally. Corporate proxies should be signed by authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.)

☐ Check here if you plan to attend the meeting.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

ANGELICA CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

YOU CAN VOTE IN ONE OF THREE WAYS:

TO VOTE BY TELEPHONE:

Using a touch-tone telephone, call toll free 1-800-758-6973 and follow the recorded instructions.

TO VOTE BY INTERNET:

Log on to the Internet and go to the website http://www.eproxyvote.com/agl and follow the instructions on the screen.

Shares may be voted by telephone and Internet 24 hours a day, 7 days a week until 5:00 p.m. CDT, May 27, 2003, the day before the Annual Meeting.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, HAVE YOUR PROXY CARD IN HAND.
You will be asked to enter a proxy control number, which is located in the lower right-hand corner of your proxy card.

If you vote by telephone or Internet, there is no need to return your proxy card by mail.

TO VOTE BY MAIL:

Mark, sign and date the proxy card below. Detach the card and return it in the envelope provided.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, DETACH PROXY CARD AND RETURN.

ANGELICA CORPORATION

PROXY for Annual Meeting of Shareholders to be held May 28, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote FOR all nominees listed

☐ FOR all nominees listed below (except as marked to the contrary below).
☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

(01) David A. Abrahamson
(02) Alan C. Henderson
(03) Stephen M. O'Hara

The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof in such manner as said proxies shall determine in their sole discretion.